EXHIBIT 10.6

PROMISSORY NOTE

Principal Amount: Up to $500,000	As of January 15th, 2026

Tigerless Health Inc (“Maker”) promises to pay to the order of First Cover, Inc. (“Holder”) the principal up to Five Hundred Thousand Dollars ($500,000) or such lesser amount as shall have been loaned by Holder to Maker in lawful money of the United States of America, on the terms and conditions described below.

1.  Principal.

(a)  The principal amount outstanding under this Note shall be payable on the  earliest to occur of (i) the consummation of the Company’s initial business combination, (ii) the liquidation of the Company, or (iii) January 15, 2027 (the “Maturity Date”). Notwithstanding anything to the contrary herein, in no event shall the maturity of this Note extend beyond the Maturity Date. The Company may repay this Note, in whole or in part, at any time without premium or penalty.

(b)  Maker and Holder agree that Maker may request, from time to time, up to Five Hundred Thousand Dollars ($500,000) in drawdowns under this Note. Principal of this Note may be drawn down from time to time prior to the consummation of a Business Combination upon written request from Maker to Holder (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down and must not be an amount less than Fifty Thousand Dollars ($50,000). Holder shall use commercially reasonable efforts to fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request, provided no Event of Default has occurred and is continuing, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Five Hundred Thousand Dollars ($500,000).

2.  Interest. Interest shall accrue on the unpaid principal balance of this Promissory Note at a fixed rate of five and one-quarter percent (5.25%) per annum, calculated on the basis of a 365-day year and the actual number of days elapsed. The parties acknowledge that the interest rate reflects fair market value consideration for unsecured short-term financing and was determined through arm’s-length negotiation based on prevailing market yields for comparable credit risk and duration. Interest shall not compound. All accrued and unpaid interest shall be due and payable on the date the principal amount becomes due and payable under this Note.

3.   Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

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4.   Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal or interest of this Note within five (5) business days following the date when due.

(b)   Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.  Remedies.

(a)   Upon the occurrence of an Event of Default specified in Section 4(a), Holder may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)  Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Holder.

(c)   Upon the occurrence and during the continuance of any Event of Default, the outstanding principal amount shall accrue interest at the Default Rate, equal to two percent (2.00%) per annum above the rate otherwise applicable under Section 2, until all amounts due hereunder are paid in full.

6.   Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued  hereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

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7.  Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.   Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Tigerless Health, INC

450 7TH AVE STE 905

NEW YORK, NY 10123, USA

If to Holder:

First Cover, Inc.

450 7TH AVE STE 905

NEW YORK, NY 10123, USA

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving  party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (v) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.  Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Delaware.

10.  Severability. Any provision contained in this Note, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.   Arm’ s-Length Transaction. The Maker and Holder acknowledge and agree that this Note has been negotiated in good faith between independent parties and reflects commercially reasonable terms consistent with prevailing market conditions for unsecured short-term financing arrangements. Each party has had the opportunity to consult its own legal and financial advisors prior to execution of this Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

TIGERLESS HEALTH, INC.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Authorized Signatory

Accepted and Agreed: First Cover, Inc.

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	Authorized Signatory

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